EXHIBIT A

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Date: September 20, 2022

Roland Family Support Trust

By:	/s/ Glenn Cuthbert Roland
Name:	Glenn Cuthbert Roland
Title:	Trustee

Brent Alexander Roland

By:	/s/ Brent Alexander Roland
Name:	Brent Alexander Roland
Title:	Individual

Leigh Ann Roland

By:	/s/ Leigh Ann Roland
Name:	Leigh Ann Roland
Title:	Individual

Glenn Cuthbert Roland

By:	/s/ Glenn Cuthbert Roland
Name:	Glenn Cuthbert Roland
Title:	Individual